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                                                                    EXHIBIT 21.1



                       ROSS SYSTEMS, INC. AND SUBSIDIARIES

                              LIST OF SUBSIDIARIES

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
    Subsidiary                                         Place of incorporation
    ----------                                         ----------------------

 1. Cardinal Data Corporation                          Massachusetts, USA
 2. Ross Systems (U.K.) Ltd.                           United Kingdom
 3. RossData Canada Limited                            Canada
 4. Ross Computer Software B.V.                        The Netherlands
 5. Ross Systems Nederland B.V.                        The Netherlands
 6. Ross Systems France S.A.                           France
 7. Ross Systems Europe N.V.                           Belgium
 8. Pioneer Software, Inc.                             California, USA
 9. Ross Systems Deutschland GmbH                      Germany
10. Ross Systems Iberica                               Spain
11. Bizware Corporation                                New Jersey, USA
12. Ross Software International PTE, Ltd.              Singapore
13. Ross Software International (HK), Ltd.             Hong Kong
14. Ross Systems Canadian Holdings, Inc.               Delaware
15. 3020362 Nova Scotia Company                        Nova Scotia, Canada
16. Hi Point Systems Corporation                       Ontario, Canada

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